Exhibit 10.1

CONSULTANT AGREEMENT BY AND BETWEEN

INSYS THERAPEUTICS, INC. AND

DR. JOHN KAPOOR

STATUS: CONSULTANT

START DATE: March 3, 2015

POSITION:

Your position at the Company will be a consultant (non-employee) reporting to the Board of Directors (the “Board”). You are an independent contractor of the Company, and this Consultant Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between you and the Company for any purpose. You have no authority to bind the Company without the Board’s prior written consent.

Cash Compensation:

The Company shall pay you an annualized consulting fee of Three Hundred Thousand Dollars ($300,000.00) (the “Consulting Fees”), payable in regular, pro-rated, monthly payments. The Consulting Fees shall be reviewed annually by the Board.

EXPENSES:	The Company will reimburse you for all reasonable business expenses you incur in conducting your duties, subject to the Company’s usual expense reimbursement policies.

NO EMPLOYEE BENEFITS:

As a consultant, you will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker's compensation insurance on your behalf.

TERMINATION:

Either you or the Company may terminate this consulting relationship at any time for any reason. Upon termination of this consulting arrangement with the Company for any reason, or when the Company may so request, you will immediately deliver to the Company any and all Company property or technology in your possession or under your control, including, but not limited to, confidential materials, computers, automobiles, keys, etc.

Dr. John Kapoor Consultant Agreement, March 3, 2015

TERMINATION PAYMENTS

If the Company terminates your consulting agreement without “cause,” or if you terminate this consulting agreement for “good reason,” then, the Company shall pay you any Consulting Fees remaining for the current annual period (i.e., those Consulting Fees which would have been due had consultant served the Company until the next occurring December 31st immediately after the date of termination). For the sake of convenience and consistency, the terms “cause” and “good reason” shall have the same meaning ascribed to such terms in the employment agreement of the President and Chief Executive Officer.

OWERNERSHIP OF IP
AND WORK PRDUCT:

The Company is and shall be, the sole and exclusive owner of all right, title and interest throughout the world in and to all the results and proceeds of the services performed under this Agreement, including all patents, copyrights, trademarks, trade secrets and other intellectual property rights (collectively "Intellectual Property Rights") therein. You agree that any services or deliverables that you provide the Company are hereby deemed a "work made for hire" as defined in 17 U.S.C. § 101 for the Company. If, for any reason, any of your services or deliverables do not constitute a "work made for hire," you hereby irrevocably assign to the Company, in each case without additional consideration, all right, title and interest throughout the world in and to all such services and deliverables, including all Intellectual Property Rights therein. Upon the request of the Company, you shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record or enforce its rights in any services or deliverables or Intellectual Property Rights. In the event the Company is unable, after reasonable effort, to obtain your signature on any such documents, you hereby irrevocably designate and appoint the Company as your agent and attorney-in-fact, to act for and on your behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other intellectual property protected related to any deliverables with the same legal force and effect as if you had executed them. You agree that this power of attorney is coupled with an interest.

CONFIDENTIALITY:

You acknowledge that you will have access to information that is treated as confidential and proprietary by the Company, including, without limitation, trade secrets, technology, and information pertaining to business operations and strategies, customers, suppliers, distributors, pricing, marketing, finances, sourcing, personnel, in each case whether spoken, written, printed, electronic or in any other form or medium (collectively, the "Confidential Information"). Any Confidential Information that you develop in connection with your services to the Company, including but not limited to any deliverables, shall be subject to the terms and conditions of this confidentiality section. You agree to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. You shall notify the Company immediately in the event you become aware of any loss or disclosure of any Confidential Information.

Dr. John Kapoor Consultant Agreement, March 3, 2015

INDEMNIFICATION:

As a member of the Board of Directors of the Company, the Company has existing indemnification obligations to you in your role as a director. In addition to those obligations of the Company, in connection with the performance of your duties as a consultant, the Company intends to indemnify, defend and hold you harmless to the fullest extent permitted under applicable law. The foregoing provision does not supersede or invalidate any separate agreement or policy that the Company may have with you prior to or after the date hereof in connection with indemnification to the extent such agreement or policy is more expansive or provides you with more indemnification benefits than provided herein.

MISCELLANEOUS:

This Consultant Agreement constitutes the sole and entire agreement between you and the Company with respect to your consulting arrangement and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule. This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

Dr. John Kapoor Consultant Agreement, March 3, 2015

You acknowledge that this Consultant Agreement represents the entire agreement between you and the Company as of the date hereof and that no prior verbal or written agreements, promises or representations that are not specifically stated in this Offer, are binding upon the Company.

If you are in agreement with this Consultant Agreement, please sign below.

Accepted:	/s/ Dr. John Kapoor	Date: March 3, 2015
Dr. John Kapoor

Approved:	/s/ Michael L. Babich	Date: March 3, 2015
Michael L. Babich
President and CEO

Dr. John Kapoor Consultant Agreement, March 3, 2015

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